Exhibit 4.95
                                  SECURITY AGREEMENT

                                                      Date: September 22, 1998

	The undersigned, LING ELECTRONICS, INC., a California corporation with an office for the transaction of business located at 4890 E. LaPalma Avenue, Anaheim, California 92807 (herein referred to as "Guarantor") as guarantor of payment of the obligations of MECHANICAL TECHNOLOGY INCORPORATED, a New York corporation,with an office for the transaction of business located at 968 Albany Shaker Road, Latham, New York 12110 (herein referred to as "Borrower"), hereby agrees in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association with an office for the transaction of business at 66 South Pearl Street, Albany, New York 12207 (the "Bank") as follows:

          1. DEFINITIONS. All capitalized terms used herein which are defined in the Credit Agreement of even date herewith (hereinafter, together with all exhibits thereto, as it may from time to time be amended, modified or supplemented, referred to as the "Credit Agreement") by and between the Borrower and the Bank, shall have the respective meanings provided therefor in the Credit Agreement, unless otherwise defined herein or unless the context otherwise requires.

          2. THE INDEBTEDNESS. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by the Bank to or for the account of Borrower, directly or indirectly, as principal, guarantor or otherwise (the "Indebtedness") Guarantor hereby grants to the Bank a continuing security interest in and a right of set-off against, and Guarantor hereby assigns to the Bank, the Collateral described in Paragraph 3, to secure the payment, performance and observance of (i) all indebtedness, obligations, liabilities and agreements of any kind of Borrower to the Bank, now existing or hereafter arising, direct or indirect, absolute or contingent, secured or unsecured, due or not, arising out of or relating to the Indebtedness and (ii) all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed (all of the foregoing being herein referred to as the "Obligations").

          3. THE COLLATERAL. The Collateral is described on Schedule "A" annexed hereto as part hereof and also includes all attachments, accessions and equipment now or hereafter affixed to the Collateral or used in connection therewith, substitutions and replacements therefor (unless the description of Collateral expressly excludes after-acquired Collateral), all items of Collateral now owned or existing and hereafter acquired, created or arising, and all proceeds thereof (including, without limitation, claims of Guarantor against third parties for loss or damage to or destruction of any Collateral).

          4. WARRANTIES, REPRESENTATIONS AND COVENANTS. Guarantor warrants, represents and covenants that:

                (a) The chief executive office and other places of business of Guarantor, the Collateral and the books and records relating to the Collateral and the Collateral are, and have been during the four month period prior to the date hereof (or in the case of a new business, from the date of commencement of said business), located at the address(es) set forth below and Guarantor will not change the same, or merge or consolidate with any person or change its name, without prior written notice to and consent of the Bank:

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     Addresses:  4890 E. LaPalma Avenue, Anaheim, California 92807

                (b) Guarantor will use the Collateral for lawful and business purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations;

                (c) Guarantor will keep the Collateral in good order, repair, running and marketable condition as used in the ordinary course of business, at Guarantor's sole cost and expense;

                (d) The Bank shall at all times have free access to and right of inspection of the Collateral and any records pertaining thereto, and the right to make extracts from and to receive from Guarantor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor (which rights shall, except after the occurrence of an Event of Default, be exercised only upon reasonable notice during regular business hours), and Guarantor hereby grants to the Bank a security interest in all such records, papers and instruments to secure the payment, performance and observance of the Obligations;

                (e) Guarantor, at its sole cost and expense, will insure the Collateral in the name of and with loss or damage payable solely to the Bank, as its interest may appear, against such risks, with such companies a nd in such amounts, as may be required by the Bank from time to time (all such policies providing ten (10) days minimum written notice of cancellation to the Bank) and Guarantor will deliver to the Bank the original or duplicate policies, or certificates or other evidence satisfactory to the Bank attesting thereto, and Guarantor will promptly notify the Bank of any loss or damage to any Collateral or arising from its use;

                (f) Guarantor will, at its sole cost and expense, and at all times, pay and discharge all taxes and assessments and keep the Collateral free and clear of any and all liens, security interests or encumbrances (other than in favor of the Bank), perform all acts and execute all documents requested by the Bank from time to time to evidence, perfect, maintain or enforce the Bank's primary security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement;

                (g) At any time and from time to time, Guarantor shall, at its sole cost and expense, execute and deliver to the Bank such financing statements pursuant to the Uniform Commercial Code ("UCC"), applications for certificate of title and other papers, documents or instruments as may be requested by the Bank in connection with this Security Agreement, and Guarantor hereby authorizes the Bank to execute and file at any time and from time to time one or more financing statements or copies thereof or of this Security Agreement with respect to the Collateral signed only by the Bank;

                (h) In its discretion, the Bank may, at any time and from time to time, after a Default (as hereinafter defined) or an event which but for the passage of time, the giving of notice or both would constitute a Default has occurred and is continuing, in its name or Guarantor's or otherwise, notify any account debtor or obligor of any account, contract, document, instrument, chattel paper or general intangible included in the Collateral to make payment to the Bank;

                (i) In their discretion, the Bank may, at any time and from time to time, after a Default has occurred and is continuing, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by the Bank with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without notice to or consent by Guarantor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein;

                (j) In their discretion, the Bank may, at any time and from time to time, for the account of Guarantor, pay any amount or do any act required of Guarantor hereunder and which Guarantor fails to do or pay, and any such payment shall be deemed an advance by the Bank to Guarantor payable on demand together with interest at the highest rate then payable on any of the Obligations;

                (k) Guarantor will pay the Bank for any sums, costs, and expenses which the Bank may pay or incur pursuant to the provisions of this Security Agreement or in negotiating, executing, perfecting, defending, or protecting the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand;

                (l) All proceeds of any other Collateral received by Guarantor after the occurrence of a Default shall not be commingled with other property of Guarantor, but shall be segregated, held by Guarantor in trust for the Bank, and immediately delivered to the Bank in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by the Bank as additional Collateral hereunder or, at the Bank's option, to be applied to payment of the Obligations, whether or not due and in any order; and

                (m) In their sole discretion, the Bank may, subject to the terms of the Credit Agreement, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon the Bank shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of the Bank hereunder with respect thereto, but the Bank shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered.

          5. DEFAULT. It shall constitute an event of default ("Default") under this Security Agreement if an Event of Default shall have occurred under any of the Loan Documents or if any one or more of the following shall occur:

                (a) Guarantor shall fail to perform any covenant, agreement or obligation contained in this Security Agreement for a period of fifteen
     (15) days after notice from the Bank of such failure; or

                (b) the Collateral shall be subjected to waste, sale, transfer or other disposition or any lien, encumbrance or other imposition is placed upon said Collateral; or

                (c) any levy, seizure, attachment, condemnation, forfeiture or other proceeding shall be brought against or with respect to the Collateral; or

                (d) the occurrence of a material and adverse change in the condition or affairs (financial or otherwise) of the Borrower which the Bank reasonably believes substantially impairs their security or substantially increases the risk of failure of payment or performance under any of the Loan Documents.

          6. REMEDIES. Upon the occurrence and continuation of any Default and at any time thereafter, the Bank shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the UCC or of the Bank under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

                (a) the Bank may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Guarantor, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Guarantor to assemble and make available to the Bank at the expense of Guarantor any Collateral at any place and time designated by the Bank which is reasonably convenient to both parties; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, the Bank may use Guarantor's license plates); and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as the Bank deem best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition Guarantor hereby agrees that the sending of five days' notice by registered or certified mail, return receipt requested, to any address of Guarantor set forth in this Security Agreement shall be deemed reasonable notice thereof. If any Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to pay for same and in such event the Bank may resell such Collateral. The Bank may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, the Bank may buy such Collateral at private sale and in each case may make payment therefor by any means. The Bank may apply the sale proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by the Bank in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as the Bank may desire; and Guarantor shall remain liable and will pay the Bank on demand any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Guarantor, subject to any duty of the Bank imposed by law to the holder of any subordinate security interest in the Collateral known to the Bank;

                (b) The Bank may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of the Bank or their agents, without notice to Guarantor and in such manner as the Bank may in their discretion determine.

          7. DESIGNATION AND AUTHORIZATION. To effectuate the terms and provisions hereof, Guarantor hereby designates and appoints the Bank and each of its designees or agents as attorney-in-fact of Guarantor, irrevocably and with power of substitution, with authority, after the occurrence of a Default, to: receive, open and dispose of all mail addressed to Guarantor and notify the Post Office authorities to change the address for delivery of mail addressed to Guarantor to such address as the Bank may designate; endorse the name of Guarantor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into the Bank's possession; sign the name of Guarantor on any invoices, documents, drafts against and notices to account debtors or obligors of Guarantor, assignments and requests for verification of accounts; execute proofs of claim and loss; execute endorsements, assignments of other instruments of conveyance or transfer; adjust and compromise any claims under insurance policies or otherwise; execute releases; and do all other acts and things necessary or advisable in the sole discretion of the Bank to carry out and enforce this Security Agreement or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither the Bank nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

          8.    PRESERVATION AND DISPOSITION OF COLLATERAL;
MISCELLANEOUS. The Bank shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if the Bank maintains safe custody of such Collateral.
Except as hereinabove specifically set forth, the Bank shall not be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or Guarantor's rights in the Collateral or against any prior parties thereto, but the same shall be at Guarantor's sole risk and responsibility at all times. Guarantor hereby releases the Bank from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by the Bank with respect thereto, and Guarantor hereby agrees to hold the Bank harmless from and with respect to any and all such claims, causes of action and demands. The Bank's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, omission or delay by the Bank shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Bank of any Default or right or remedy which it may have shall operate as a waiver of any other Default, right or remedy or of the same Default, right or remedy on a future occasion. Guarantor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein). In the event of any litigati on with respect to any matter connected with this Security Agreement, the Obligations or the Collateral, Guarantor hereby waives the right to a trial by jury. Guarantor hereby irrevocably consents to the jurisdiction of the Courts of the State of California and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to the

Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations. Guarantor hereby waives personal service of any process in connection with any such action or proceeding and agrees that the service thereof may be made by certified or registered mail directed to Guarantor at any address of Guarantor set forth in this Security Agreement. Guarantor so served shall appear or answer to such process within thirty (30) days after the mailing thereof. Should Guarantor so served fail to appear or answer within said thirty (30) day period, Guarantor shall be deemed in default and judgment may be entered by the Bank against Guarantor for the amount or such other relief as may be demanded in any process so served. In the alternative, in its discretion, the Bank may effect service upon Guarantor in any other form or manner permitted by law. All capitalized terms used and not otherwise defined shall have the meanings set forth in the Credit Agreement and other terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. This Security Agreement and all Obligations shall be binding upon the successors, or assigns of Guarantor and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and their successors, endorsees and assigns. This Security Agreement and the Obligations shall be governed in all respects by the laws of the State of California applic able to contracts executed and to be performed in such State. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.
The Bank is authorized to annex hereto any schedules referred to herein. Guarantor acknowledges receipt of a copy of this Security Agreement.

	IN WITNESS WHEREOF, the undersigned has executed or caused this Security Agreement to be executed in the State of New York as of the date first above set forth.


					LING ELECTRONICS, INC.



                                        By:  /s/ C.Scheuer
                                             -------------------------------
                                        Name:   Cynthia A. Scheuer
                                        Title:  Secretary



STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF ALBANY    )

          On this 22nd day of September, 1998, before me the subscriber personally appeared Cynthia A. Scheuer, who being by me duly sworn, did depose and say; that she resides at 2757 Doelner Circle, Castleton, New York, that she is Secretary of Ling Electronics, Inc., the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

                                                    /s/ M.S.Lamb
                                                    ----------------------
                                                    M. Sheila Lamb
                                                    NOTARY PUBLIC

                                    Schedule "A"


	All personal property and fixtures of the Guarantor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, and all goods, equipment, inventory, accounts, chattel paper, general intangibles, credits, claims, demands and any other property, rights and interests of the Guarantor, and any and all additions and accessions thereto, all substitutions and replacements therefor and all products and proceeds thereof and proceeds of insurance thereon.